GROUPON, INC. 2011 INCENTIVE PLAN
NOTICE OF RESTRICTED SHARE UNIT AWARD

The Participant (as defined herein) has been granted a Full Value Award of restricted share units (“RSUs”) in Groupon, Inc. (the “Company”), subject to the terms and conditions of the Restricted Share Unit Award Agreement (the “Agreement”) and the Groupon, Inc. 2011 Incentive Plan, as amended (the “Plan”), as set forth below. Capitalized terms in this Notice of Restricted Share Unit Award (this “Notice”), unless otherwise defined herein, shall have the meanings assigned to them in the Plan.
1.Name: [________] (the “Participant”)
2.Total Number of RSUs: [___]
3.Grant Date: [____]
4.Vesting: Unless otherwise provided in the Participant’s individual employment, severance or other agreement(s) with the Company, the RSUs will vest per the vesting schedule set forth below (“Vesting Date(s)”), but only if the Participant has continued to provide material services to the Company, whether as an officer, director, employee, consultant, independent contractor or agent (in “Continuous Service Status”) as of each applicable Vesting Date, subject to the Company’s or the applicable Subsidiary’s right, in its discretion, to continue or pause vesting upon an approved leave of absence to the extent permitted under applicable law.

    [____]
5.Settlement: The RSUs shall be converted to Shares contingent upon the Participant’s Continuous Service Status through the Vesting Date(s), as applicable, and will be issued to the Participant in the form of Shares as soon as practicable thereafter, subject to any tax withholding obligation with respect to any Tax-Related Items (as defined in Section 3 of the Agreement).

6.Termination: Unless otherwise provided in the Participant’s individual employment, severance or other agreement(s) with the Company, upon the Participant’s Termination Date, all unvested RSUs awarded in this Notice and the Agreement shall be forfeited, and all rights of the Participant to such RSUs shall immediately terminate. In case of any dispute as to whether a Termination Date has occurred, the Committee’s determination shall be final, binding and conclusive.

7.General Terms: The Participant understands that the Participant’s employment with or service to the Company is for an unspecified duration, can be terminated at any time in accordance with applicable law, and that nothing in this Notice, the Agreement, or the Plan changes the nature of that relationship. The Participant acknowledges that the vesting of the RSUs pursuant to this Notice and the Agreement is conditioned on the occurrence of Vesting Date(s). The Participant understands that this Notice is subject to the terms and conditions of the Agreement and the Plan prospectus that contains the entire plan, both of which are incorporated herein by reference. The Participant represents and warrants that the Participant has received and read this Notice, the Agreement, and the Plan. If there are any inconsistencies between this Notice or Agreement and the Plan, the terms of the Plan will govern.

PARTICIPANT
(Accept award online via your [insert Fidelity website] account)
Date

GROUPON, INC. 2011 INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT

Capitalized terms in this agreement (this “Agreement”), unless otherwise defined herein, shall have the meanings assigned to them in the Groupon, Inc. 2011 Incentive Plan (the “Plan”).
You, as the Participant, have been granted a Full Value Award of restricted share units (“RSUs”) in Groupon, Inc. (the “Company”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Share Unit Award (the “Notice”) and this Agreement.
1.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, the Participant shall have no ownership of the Shares underlying the RSUs and shall have no right to receive dividends or dividend equivalents with respect to such Shares or to vote such Shares.
2.No Transfer. Awards under the Plan are not transferable except to the Participant’s Beneficiary upon the death of the Participant.
3.Tax Withholding Obligations.
(a)Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of RSUs, including the grant, vesting or settlement of RSUs, the subsequent sale of Shares acquired pursuant to such vesting and the receipt of any dividends and/or dividend equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its agents, at the Company’s discretion, to satisfy the obligations with regard to all Tax-Related Items by one or more of the following:
(i)Withholding from any wages or other cash compensation paid to the Participant by the Company;
(ii)Withholding otherwise deliverable Shares to be issued upon vesting/settlement of the RSUs; or
(iii)Withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization).
(c)To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant shall be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. Finally, the Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
(d)Further, to the extent applicable, the settlement of the RSUs is intended to either be exempt from Section 409A of the Code under the “short-term deferral” exemption, or otherwise comply with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent.  In furtherance of this intent, the Company may, at any time and without the Participant’s consent, modify the terms of the Award as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance.  The Company makes no representation or covenant to ensure that the RSUs, settlement of the RSUs or other payment hereunder are exempt from or compliant with Section 409A of the Code and will have no liability to the Participant or any other party if the settlement of the RSUs or other payment hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Company with respect thereto.
4.Compliance with Laws and Regulations. The issuance of Shares underlying the RSUs will be subject to and conditioned upon compliance by the Company and the Participant (including any written representations, warranties and agreements as the Committee may request of the Participant for compliance with all applicable laws) with all applicable state, federal, local and foreign laws and regulations of any governmental authority, including adopting any such conforming amendments as are necessary to comply with Section 409A of the Code (if applicable), and with all applicable requirements of any national or regional securities exchange or quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.
5.No Advice Regarding Award. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
6.Legend on Certificates. The certificates and/or book-entry notation representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Agreement or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any national or regional securities exchange or quotation system upon which such Shares are listed, and any applicable federal, state, local and foreign laws, and the Committee may cause a legend or legends, electronic or otherwise, to be put on any such certificates and/or book-entry notation to make appropriate reference to such restrictions.
7.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
8.Entire Agreement; Severability. The Plan and the Notice are incorporated herein by reference. Except with respect to vesting terms specifically provided in the Participant’s individual employment, severance or other agreement(s) with the Company, the Plan, the Notice and this Agreement supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
9.Waiver. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver must be in writing.
10.Governing Law and Venue. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to the conflict of law principles, rules or statutes of any jurisdiction. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to the exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Illinois.
11.Notices. Any notice or document required to be filed with the Committee or the Company under the Plan must be in writing and will be properly filed if delivered or mailed to the Company’s [insert department] at Groupon’s principal executive offices. If intended for the Participant, notices shall be delivered personally or shall be addressed (if sent by mail) to the Participant’s then current residence address as shown on the Company’s records, or to such other address as the Participant directs in a notice to the Company, or shall be delivered electronically to the Participant’s email address as shown on the Company’s records. All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally or electronically, on the date delivered. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan through an on-line or electronic system established and maintained by the Company or its designee. The Company may, by written notice to affected persons, revise its notice procedures from time to time. Any notice required under the Plan (other than a notice of election) may be waived in writing by the person entitled to notice.
12.Need to Accept Award. The Participant acknowledges that the Notice and this Agreement must be accepted within 90 days of the Grant Date in order to be eligible to receive any benefits from this Award, unless otherwise determined by the Company in its discretion. If this Award is not accepted within that time period, the Award may be cancelled and all benefits under this Award will be forfeited. To accept this Award, the Participant must access the Fidelity website and follow the instructions for acceptance. If this grant was distributed to the

Participant in hard copy format, the Participant must sign the agreement and return it to the Company’s Compensation Department within 90 days.
By the Participant’s signature and the signature of the Company’s representative below and on the Notice, the Participant and the Company agree that this Award of RSUs is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. The Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. The Participant further agrees to notify the Company upon any change in the Participant’s residence address or personal email address.

PARTICIPANT
(Accept award online via your [insert Fidelity website] account)
Date